SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): SEPTEMBER 8, 2006


                         PATRIOT SCIENTIFIC CORPORATION

               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                  0-22182           84-1070278
(State or other Jurisdiction of    (Commission      (I.R.S. Employer
        Incorporation)             File Number)    Identification No.)


                            CARLSBAD CORPORATE PLAZA
                         6183 PASEO DEL NORTE, SUITE 180
                               CARLSBAD, CA 92011
                    (Address of principal executive offices)


                                 (760) 547-2700
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

o Written communication pursuant to Rule 4254 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (127 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On September 8, 2006, the Company reached a determination that the prior accounting treatment of (i) our previously outstanding non-conventional convertible notes which allowed note holders to convert the notes payable into shares of our common stock at prices that were variable and potentially based upon several factors including the market price of our common stock at the time of conversion, and (ii) our accounting treatment of our interest in Phoenix Digital Solutions, LLC should be reassessed. The Company has also determined that the adjustments required as a result of our reassessments are material to certain of our previously issued financial statements and, therefore, will require us to restate our financial statements for the year ended May 31, 2005, and restate our quarterly reports for the quarters ended August 31, 2005, November 30, 2005 and February 28, 2006.

The Company's consolidation of the financial results of Phoenix Digital Solutions, LLC was based on advice from the Company's prior auditors. Following discussions with the Company's current auditors, the Company has reassessed its accounting for its interest in Phoenix Digital Solutions, LLC and, after further consideration of FIN 46R, has determined that, rather than consolidating the financial results of Phoenix Digital Solutions, LLC, it should have accounted for its interest in Phoenix Digital Solutions in accordance with the equity method of accounting for investments. The change in accounting was the result of the Company concluding that it did not have a controlling financial interest in Phoenix Digital Solutions, LLC and was not the primary beneficiary of the relationship.

Based on recent SEC guidance, the Company re-evaluated its accounting for its previously outstanding convertible debentures to determine whether the embedded conversion options required bifurcation and fair value accounting in accordance with FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," and EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company's Own Stock." The Company concluded that bifurcation of the embedded derivative from the host instrument was required and that the embedded derivative should be accounted for as a derivative at fair value with changes in fair value recorded in earnings. Therefore, a restatement of the Company's above-referenced financial statements was required. The Company's prior auditors required that the fair value of the embedded derivatives be determined by an independent study, which was commissioned by the Company and provided to the prior auditors at various stages of completion with the final completion on September 11, 2006. On September 12, 2006, the Company's prior auditors informed the Company that a different methodology than that applied in the independent study should be used to value the embedded derivatives. The Company has arranged for a second valuation based on the methodology now required by its prior auditors. The Company expects that its financial statements will be restated, and its Report on Form 10-KSB for the year ended May 31, 2006 will be filed, shortly after the second independent valuation of its embedded derivatives is completed.

The Company also considered the guidance issued by the SEC's Division of Corporation Finance with respect to the variable nature of the conversion price of its convertible debentures, noting that there is no explicit limit on the number of shares that are to be delivered upon exercise of the conversion feature, and EITF No. 00-19 which states that "if the number of shares that could be required to be delivered to net-share settle the contract is indeterminate, a company will be unable to conclude that it has sufficient available authorized and unissued shares, and therefore, net-share settlement is not within the control of the Company." Because this condition under EITF No. 00-19 was not met, the Company determined that it was precluded from classifying the embedded derivative instrument as equity. Accordingly, the feature should have been accounted for as a derivative liability at fair value, with changes in fair value recorded in earnings. The Company has determined that it should have classified all of its non-employee warrants as a liability as it is presumed under EITF No. 00-19 that the Company will not have a sufficient number of authorized shares to settle its other commitments that may require the issuance of stock during the period the derivative contract could remain outstanding. The Company did not previously apply the aforementioned guidance in accounting for the variable nature of the conversion price and therefore, a restatement of the Company's financial statements is required.

The decision by the Company to account for its interest in Phoenix Digital Solutions, LLC in accordance with the equity method of accounting for investments and its decision to bifurcate the embedded derivatives in its previously outstanding convertible debentures will not have a material effect on the Company's financial condition.

These determinations with regard to our previously issued financial statements were made by us on September 8, 2006. Our authorized officers and the Audit Committee of our Board of Directors have discussed with our independent registered public accounting firm the matters disclosed in this report. Due to all the circumstances discussed above in this document, the Company will be working diligently with our professional advisors to file our Report on Form 10-KSB within the next thirty days.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                                 Patriot Scientific Corporation
                                                 (Registrant)


Date:  September 13, 2006                        By:      /s/ David H. Pohl
                                                          ---------------------



                                        3